                                                                 EXHIBIT 11

                          EQUISTAR CHEMICALS, LP

             STATEMENT SETTING FORTH DETAIL FOR COMPUTATION OF

              RATIO OF EARNINGS TO FIXED CHARGES - UNAUDITED

                           (Millions of Dollars)

                          One Month                                            Quarter
                            Ended      Year Ended   Year Ended    Quarter       Ended       Quarter
                         December 31, December 31, December 31, Ended March   March 31,   Ended March
                             1997         1998         1998       31, 1999       1998      31, 1999
                         ------------ ------------ ------------ ------------ ------------ -----------
                         (historical) (historical) (pro forma)  (historical) (historical) (pro forma)
Income from operations
 before income taxes....     $ 7          $143         $154         $ 7          $121         $(1)
Fixed charges:
  Interest expense,
   gross................     $10          $156         $186         $43          $ 32         $43
  Portion of rentals
   representative of
   interest.............     $ 4          $ 37         $ 38         $10          $  8         $10
                             ---          ----         ----         ---          ----         ---
Total fixed charges.....     $14          $193         $224         $53          $ 40         $53
                             ---          ----         ----         ---          ----         ---
Earnings................     $21          $336         $378         $60          $161         $52
Ratio of earnings to
 fixed charges..........     1.5           1.7          1.7         1.1           4.0         1.0

                          EQUISTAR CHEMICALS, LP

             STATEMENT SETTING FORTH DETAIL FOR COMPUTATION OF

              RATIO OF EARNINGS TO FIXED CHARGES - UNAUDITED

                       LYONDELL CONTRIBUTED BUSINESS

                           (Millions of Dollars)

                                                        Eleven      Year Ended
                                                     Months Ended  December 31,
                                                     November 30, --------------
                                                         1997     1996 1995 1994
                                                     ------------ ---- ---- ----
Historical Information:
  Income from operations before income taxes........     $346     $158 $439 $215
Fixed charges:
  Interest expense, gross...........................     $ 50     $ 65 $ 76 $ 73
  Portion of rentals representative of interest.....     $ 14     $ 15 $ 13 $ 10
Total fixed charges.................................     $ 64     $ 80 $ 89 $ 83
Earnings............................................     $410     $238 $528 $298
Ratio of earnings to fixed charges..................      6.4      3.0  5.9  3.6

                             EQUISTAR CHEMICALS, LP
               STATEMENT SETTING FORTH DETAIL FOR COMPUTATION OF
                 RATIO OF EARNINGS TO FIXED CHARGES - UNAUDITED
                        MILLENNIUM CONTRIBUTED BUSINESS
                             (Millions of Dollars)

                                                        Eleven      Year Ended
                                                     Months Ended  December 31,
                                                     November 30, --------------
                                                         1997     1996 1995 1994
                                                     ------------ ---- ---- ----
Historical Information:
  Income from operations before income taxes........     $243     $168 $415 $130
Fixed charges:
  Interest expense, gross...........................     $ 66     $ 80 $ 80 $ 80
  Portion of rentals representative of interest.....     $ 13     $ 15 $ 14 $ 13
Total fixed charges.................................     $ 79     $ 95 $ 94 $ 93
Earnings............................................     $322     $263 $509 $223
Ratio of earnings to fixed charges..................      4.1      2.8  5.4  2.4